UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2023

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2023, the Board of Directors (the “Board”) of Commercial Vehicle Group, Inc. (the “Company”) appointed James R. Ray as President and Chief Executive Officer of the Company, effective December 20, 2023. Following Mr. Ray’s appointment, Mr. Ray will continue to serve as a member of the Board and Robert C. Griffin will step down as the Company’s interim President and Chief Executive Officer and will continue to serve as Chairman of the Board.

Mr. Ray has served as a Director on the Company’s Board since March 2020. Mr. Ray also currently serves as an independent Director on the Boards of Leslie’s, Inc. and Spirit AeroSystems, Inc. In addition to his Board roles, Mr. Ray has provided consulting services to Fortune 100 companies and private equity portfolio companies. He brings extensive global and broad-based experience in many of the Company’s key end markets, including electrical systems. Prior to joining the Company’s Board, Mr. Ray served as President, Engineered Fastening at Stanley Black & Decker, Inc. where he held various global industrial P&L and operational leadership roles from 2013 through 2020. Prior to Stanley Black & Decker, he spent more than 25 years in global P&L and engineering leadership roles at TE Connectivity, Delphi, and General Motors.

Mr. Ray earned a bachelor’s degree in electrical and electronics engineering from Howard University and a master’s degree in manufacturing management from Kettering University.

There are no family relationships between Mr. Ray and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Ray has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Ray’s appointment as President and Chief Executive Officer of the Company, the Company entered into an offer letter (the “Offer Letter”) with Mr. Ray and the Compensation Committee of the Board approved compensation for Mr. Ray consisting of (i) a base salary of not less than $900,000, (ii) a discretionary annual bonus targeted at 100% of his base salary, (iii) signing incentive cash awards consisting of (x) a one-time net cash payment of $230,000, intended to assist with his relocation and associated expenses, and (y) a one-time cash payment of $3,500, intended to cover legal fees, in each case, payable within the first 14 days of his start date, (iv) a target long-term incentive award of no less than $3,200,000 in value each calendar year, and (v) paid-time off benefits and participation in the Company’s retirement and health and welfare plans. For the 2023/2024 plan year, his equity award will consist of (x) a grant, as of his start date, of restricted shares of the Company’s common stock, valued at $1,440,000, that will vest ratably over three-years on December 31, 2024, 2025, and 2026, subject to the terms and conditions of his Restricted Stock Agreement, and (y) a grant of performance shares valued at $1,760,000 that will be granted in March 2024, subject to the approval of the Compensation Committee of the Board.

The Company also entered into a Change in Control and Non-Competition Agreement (the “CIC Agreement”) with Mr. Ray in connection with his appointment. Pursuant to the CIC Agreement, in addition to any earned but unpaid base salary, if Mr. Ray is terminated:
• due to death or disability, he will receive any earned but unpaid annual incentive cash bonus (“Annual Bonus”) for the previous calendar year, a prorated Annual Bonus for the termination calendar year, and immediate vesting of any unvested restricted shares;
• without Cause (as defined in the CIC Agreement), he will receive base salary continuation for 24 months, 18 months of COBRA continuation coverage at the then-current active employees’ rate, and continued vesting of any unvested outstanding restricted shares and performance shares; and
• without Cause or for Good Reason (as defined in the CIC Agreement) within 13 months following a Change in Control (as defined in the CIC Agreement), he will receive payment equal to 2.0 times his then-current base salary and his target Annual Bonus for the termination calendar year, immediate vesting of all outstanding stock options and restricted stock awards, and 18 months of COBRA continuation coverage at the then-current active employees’ rate.

In addition, if a Change in Control occurs in which the Company does not survive or substantially all of the assets of the Company are sold and the surviving entity does not assume Mr. Ray’s outstanding stock options or restricted stock, then all such outstanding stock options and restricted stock will be immediately vested upon the Change in Control. The CIC Agreement also contains confidentiality and one-year post-employment non-competition, non-solicitation, and nondisparagement restrictive covenants.

The foregoing descriptions of the terms of the Offer Letter, CIC Agreement, and Mr. Ray’s Restricted Stock Agreement are not complete, and are qualified in their entirety by reference to the full text of the Offer Letter, CIC Agreement, and form of Restricted Stock Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 7.01. Regulation FD.

On December 11, 2023, the Company issued a press release announcing the appointment of James R. Ray as President and Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Company and Mr. Ray dated December 8, 2023.
10.2	Form of Change in Control Agreement between the Company and Mr. Ray.
10.3	Form of 2023 Restricted Stock Agreement between the Company and Mr. Ray.
99.1	Press release of the Company dated December 11, 2023 announcing the appointment of James R. Ray as President and Chief Executive Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

December 11, 2023	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer